As filed with the Securities and Exchange Commission on December 15, 1999
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                  SKYMALL, INC.
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             (Exact name of registrant as specified in its charter)

            Nevada                                                86-0651100
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(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

1520 East Pima Street, Phoenix, Arizona                              85034
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(Address of Principal Executive Offices)                          (Zip Code)

                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
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                            (Full title of the plan)

                           Christine A. Aguilera, Esq.
                Executive Vice President of Business Development,
                          General Counsel and Secretary
                                  SkyMall, Inc.
                              1520 East Pima Street
                             Phoenix, Arizona 85034
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                     (Name and address of agent for service)

                                 (602) 254-9777
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          (Telephone number, including area code, of agent for service)

                                  With copy to:

                          Christopher D. Johnson, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                        40 N. Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4000
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


                         CALCULATION OF REGISTRATION FEE

================================================================================
                                      PROPOSED      PROPOSED
      TITLE OF                        MAXIMUM       MAXIMUM
     SECURITIES          AMOUNT       OFFERING      AGGREGATE    AMOUNT OF
       TO BE             TO BE         PRICE        OFFERING    REGISTRATION
     REGISTERED        REGISTERED    PER SHARE*      PRICE*         FEE
     ----------        ----------    ----------     ---------   ------------

     Common Stock        275,000      $ 8.00        $2,200,000     $581
     $.001 par value

================================================================================

* Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low trading prices for shares of Common Stock of SkyMall, Inc., as reported by the Nasdaq National Market on December 10, 1999.

This Registration Statement also relates to the Form S-8 Registration Statement No. 333-71543, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under such Registration Statement the Registrant registered 100,000 shares of common stock for issuance under the SkyMall, Inc. Non-Employee Director Stock Option Plan.

                              -------------------


This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     Document(s) containing the information specified by Part I of Form S-8 will be sent or given to participants in the Non-Employee Directors Stock Option Plan of SkyMall, Inc. (hereinafter referred to as the "Company" and sometimes referred to as the "Registrant") as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (hereinafter referred to as the "Securities Act"), and are not being filed with the Securities and Exchange Commission (hereinafter referred to as the "Commission"), either as part of this Registration Statement or as Prospectuses or Prospectus Supplements pursuant to Rule 424 under the Securities Act, pursuant to the instructions to Part I. Such documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act"), and are incorporated by reference into this Form S-8 Registration Statement:

     o    Our Annual Report on Form 10-K for the fiscal year ended  December 31,
          1998;
     o Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999;
     o    Our Current Report on Form 8-K filed April 13, 1999;
     o    Our Current Report on Form 8-K filed September 23, 1999;
     o    Our Current Report on Form 8-K filed October 5, 1999;
     o Our Definitive Proxy Statement for our 1999 Annual Meeting of Shareholders dated May 6, 1999; and
     o The description of our Common stock included in our Registration Statement on Form 8-A, filed October 31, 1996, including all
          amendments   or  reports   filed  for  the  purpose  of  updating  the
          description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Articles 11 and 12 of the Company's Articles of Incorporation provide as follows:

     1. To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereinafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained herein shall eliminate or limit the liability of a director or officer of the Corporation to the extent provided by applicable laws (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) for authorizing the payment of dividends in violation of Nevada Revised Statutes Section 78.300. The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer's term or terms of office. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment or modification.

     2. The Corporation shall indemnify, defend and hold harmless any person who incurs expenses, claims, damages or liability by reason of the fact that he or she is, or was, an officer, director, employee or agent of the Corporation, to the fullest extent allowed pursuant to Nevada law.

     In addition to the provisions described in the preceding paragraphs, the Registrant's Bylaws require the Registrant to indemnify its directors and officers to the full extent provided by Nevada law. The Registrant has also entered into separate indemnification agreements with its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from fraud, actual dishonesty, willful misconduct, or violation of Section 16(b) of the Exchange Act. The agreements would also require the Registrant to advance directors and officers' expenses in certain circumstances.

     The Registrant currently maintains directors' and officers' liability insurance.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8.   EXHIBITS.

     Exhibit Index located at Page 9.

Item 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, and the State of Arizona, on December 14, 1999.

                                              SKYMALL, INC.,
                                              a Nevada Corporation


                                              By: /s/ Robert M. Worsley
                                                  ------------------------------
                                                  Robert M. Worsley, President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ROBERT M. WORSLEY, STEPHEN R. PETERSON and CHRISTINE A. AGUILERA, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

     Signature                      Title                            Date
     ---------                      -----                            ----


/s/ Robert M. Worsley       Chairman of the Board,             December 14, 1999
------------------------    President and Chief Executive
Robert M. Worsley           Officer (Principal Executive
                            Officer)

/s/ Stephen R. Peterson     Chief Financial Officer            December 14, 1999
------------------------    (Principal Financial and
Stephen R. Peterson         Accounting Officer)

     Signature                      Title                            Date
     ---------                      -----                            ----


/s/ Lyle R. Knight           Director                          December 14, 1999
------------------------
Lyle R. Knight


/s/ Thomas J. Litle          Director                          December 14, 1999
------------------------
Thomas J. Litle


/s/ Randy Petersen           Director                          December 14, 1999
------------------------
Randy Petersen

                                  EXHIBIT INDEX

Exhibit
Number    Description                                          Method of Filing
-------   -----------                                          ----------------

 4        Non-Employee Directors Stock Option Plan                   (2)

 5        Opinion of Squire, Sanders & Dempsey                       (1)
          L.L.P., counsel for the Registrant
          (including consent)

 23.1     Consent of Arthur Andersen LLP                             (1)

 23.2     Consent of Counsel                                  See Exhibit 5

 24       Powers of Attorney                                  See Signature Page

-------------------

(1)  Filed herewith.
(2)  Incorporated by reference to Form S-8 Registration Statement No. 333-71543.